                                                                   EXHIBIT 10.17


                              SETTLEMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, effective the sixteenth day of June, 2000, is by and between EZENIA! INC., f/k/a VIDEOSERVER, INC., a Delaware corporation having its principal place of business at 63 Third Avenue, Burlington, Massachusetts 01803 (hereinafter "Ezenia"), on the one hand, and ACCORD NETWORKS, INC., f/k/a ACCORD TELECOMMUNICATIONS, INC., f/k/a ACCORD VIDEO TELECOMMUNICATIONS, Inc., a Georgia corporation having its principal place of business at 9040 Roswell Road, Suite 450, Atlanta, Georgia 30350, and ACCORD NETWORKS LTD., f/k/a ACCORD TELECOMMUNICATIONS LTD., an Israeli corporation having its principal place of business at 94 Derech Em Hamoshavot, P.O.B. 3654, Petach-Tikva, Israel 49130 (collectively herein "Accord").

     (a) Ezenia is the owner of United States Letters Patent Nos. 5,600,646 issued on February 4, 1997 (the "646 Patent"), 5,838,664 issued on November 17, 1998 (the "664 Patent"), 5,886,734 issued on March 23, 1999 (the "734 Patent"), and 5,990,933 issued on November 23, 1999 (the "933 Patent");

     (b) Ezenia and Accord are currently engaged in a dispute and are parties litigant in a certain civil action pending in the United States District Court for the District of Massachusetts entitled Ezenia! Inc. v. Accord Networks, Inc., et al., Civil Action No. 98-12381-JLT (hereinafter "the pending lawsuit");

     (c) In the pending lawsuit, Ezenia has charged that Accord is and has been infringing the '646, '664, '734 and '933 Patents;

     (d) In the pending lawsuit, Accord has denied infringement and has asserted affirmative defenses and a counterclaim against Ezenia;

     (e) The parties to this Settlement Agreement recognize the uncertainty of outcome of seriously disputed, complex litigation such as the pending lawsuit, and have independently concluded that their own self-interests would best be served by compromising and thereby terminating and concluding the pending lawsuit and all disputes between them;

     NOW, THEREFORE, the undersigned parties to this Settlement Agreement herewith mutually agree and contract with each other, for good and reciprocal consideration given and received, as follows:

     1.   Definitions.
          -----------

     1.1 "Contested Patents" shall mean the '646, '664, '734 and '933 Patents as well as all continuations, divisionals, reissues, and reexaminations thereof as well as all counterparts thereof in foreign countries.

     1.2 "Covenant Period" shall mean the period from June 16, 2000 to June 16, 2003.

     1.3 "Ezenia's Remaining Patents" shall mean all United States and foreign issued patents and all United States and foreign patents resulting from patent applications now owned or later filed or acquired by Ezenia during the Covenant Period other than the Contested Patents.

     1.4 "Accord's Patents" shall mean all United States and foreign issued patents and all United States and foreign patents resulting from patent applications now owned or later filed or acquired by Accord during the Covenant Period.

     1.5 "Remaining Patents" shall mean Ezenia's Remaining Patents and Accord's Patents.

     2.   Payments.
          --------

     Accord agrees to pay Ezenia $6,500,000 on the following terms:

     (a) Accord shall pay Ezenia $500,000.00 upon execution of this Settlement Agreement; and

     (b) Accord shall pay Ezenia the balance of $6,000,000.00 pursuant to the following provisions:

          (1) If at any time or prior to January 31, 2002, Accord receives from any Initial Public Offering or other financing net proceeds of more than $10,000,000.00 to the extent any balance of the $6,000,00.00 remains owing to Ezenia, Accord shall pay twelve percent (12%) of such proceeds to Ezenia. Accord shall pay Ezenia within seven days of Accord's receipt of such net proceeds. The term "net proceeds" as used herein means the amount received by Accord from such Initial Public Offering or other financing.

          (2) If by September 30, 2000, Accord has not paid the balance of the $6,000,000.00 owed to Ezenia under this Agreement, then Accord shall commence the following quarterly payment plan: Commencing on October 30, 2000, and thereafter on the 30th day following such successive calendar quarter, Accord shall make $1,000,000.00 quarterly payments to Ezenia until the unpaid balance of $6,000,000.00 has been paid.

     (c) It is specifically understood that Accord's payments under Paragraph 2(b)(1), whenever made, may result in a final quarterly payment under Paragraph 2(b)(2) of less than $1,000,000.00 and may result in less than six quarterly payments. It is also specifically understood that Accord's total payments under Paragraphs 2(b)(1) and 2(b)(2) shall not exceed $6,000,000.00.

     3.  Agreement for Judgment.
         ----------------------

     Upon the execution of this Settlement Agreement, Ezenia and Accord will execute and file with the United States District Court for the District of Massachusetts an Agreement for Judgment in the form attached hereto as Exhibit A, to be entered by the Court as a final judgment in the litigation, and joint motion for entry thereof.

     4.  Exchange of Mutual Releases.
         ---------------------------

     (a) Upon execution of this Settlement Agreement, Ezenia will execute and deliver to Accord a release in the form annexed as Exhibit B; and

     (b) Upon execution of this Settlement Agreement, Accord will execute and deliver to Ezenia a release in the form annexed as Exhibit C.

     5.  Confidentiality.
         ---------------

     The parties shall continue to be bound by and to comply with the terms of the "Stipulation and Protective Order" previously executed in the pending lawsuit, a copy of which is annexed hereto as Exhibit D.

     6.  Press Release.
         -------------

     Upon execution of this Settlement Agreement, Ezenia and Accord will issue a joint press release in the form attached hereto as Exhibit E. Except as required by law, regulation of any governmental body, or any stock exchange, neither party shall thereafter publicly issue any written materials or press releases concerning the subject matter of this Settlement Agreement or the pending lawsuit.

     7.  Covenants Not to Sue.
         --------------------

     (a) The Contested Patents.  Ezenia hereby covenants not to sue Accord for
         ---------------------
infringement of any of the Contested Patents. Ezenia further covenants not to sue any customer of

Accord or end user of Accord products for infringement of any of the Contested Patents to the extent that such infringement constitutes using, reselling, offering for resale, or importing a product that was originally sold by Accord. Ezenia further covenants not to sue any agents, suppliers, contractors or subcontractors of Accord for infringement of the Contested Patents to the extent that such infringement constitutes making products for sale to Accord, selling products to Accord, or importing products for sale to Accord. Ezenia further promises to impose the covenants of this paragraph on any third party to whom Ezenia may assign any of the Contested Patents.

     (b) Transferability of the Covenants Granted in Paragraph 7(a).  The
         ----------------------------------------------------------
covenants not to sue granted in paragraph 7(a) shall remain non-transferable and personal to Accord until Accord pays to Ezenia the entire balance of the $6,500,000.00 as specified by Paragraph 2 herein. After the entire balance of the $6,500,000.00 has been paid to Ezenia, the covenants not to sue granted in Paragraph 7(a) may be transferred from Accord to its parent, subsidiary or affiliate (as long as affiliate is an entity which controls, is controlled by, or is under common control of Accord) or any purchaser of all or substantially all of the assets of Accord; however, the transferred covenant not to sue shall apply to the products of Accord sold or under development by Accord at the time of the transfer.

     (c) The Remaining Patents.
         ---------------------

          (i) Covenant Not to Sue.  Neither Ezenia nor Accord will commence or
              -------------------
cause to be commenced against the other during the Covenant Period any suit or litigation based upon claims asserting infringement, invalidity, or unenforceability of any of the Remaining Patents. Neither Ezenia nor Accord will commence or cause to be commenced against the customers or end users of the other party during the Covenant Period any suit or litigation based upon claims asserting infringement of the Remaining Patents to the extent that such infringement constitutes using, reselling, offering for resale, or importing a product that was originally sold by the other party. Neither Ezenia nor Accord will commence or cause to be commenced against the Agents, suppliers, contracts or subcontractors of the other party during the Covenant Period any suit or litigation based upon claims asserting infringement of the Remaining Patents to the extent that such infringement constitutes making products for sale to the other party, selling products to the other party, or importing products for sale to the other party. The provisions of this Paragraph 7(c) shall constitute a waiver, release and discharge from any alleged infringement of the Remaining Patents occurring or any damages for alleged infringement of the Remaining Patents accruing prior to June 16, 2003, and shall preclude either Ezenia or Accord from commencing an action after June 16, 2003, to recover damages accruing for any infringement of the Remaining patents occurring prior to June 16, 2003. However, in any future action for infringement of the Remaining Patents, Ezenia and Accord agree that the Covenant Period shall not be asserted against the party asserting infringement as a basis for any estoppel, waiver, laches, or implied license defense, and shall not be construed as prejudicial to subsequent efforts by either party to pursue preliminary relief.

          (ii) Third Party Transfers.  In the event that either Ezenia or Accord
               ---------------------
transfers rights to any of the Remaining Patents to a third party: (A) the provisions of Paragraph 7(c) shall bind the third party, as well as any subsequent purchasers or transferees of rights in such Remaining Patents; (B) the provisions of this paragraph shall not apply to any other United States or foreign patents of such third party not obtained from Ezenia or Accord; and (C) if any third party that has acquired any of the Remaining Patents from either Ezenia or Accord brings an infringement action against the other party, then the other party shall be released from the promises not to sue provided in Paragraph 7(c). The provisions of Paragraph 7(c) shall not limit either Ezenia's or Accord's right to take action against any third party for acts of the third party occurring prior to either any asset sale by, any merger between, or any change of control transaction involving, either Ezenia or Accord and such third party. In the event that Ezenia or Accord is acquired by, acquires or merges with a third party that has a pending suit against Ezenia or Accord at the time of the acquisition or merger, nothing herein shall prevent the acquiring or merging party from maintaining and prosecuting such pending suit against Ezenia or Accord.

          (iii) Settlement Agreement.  Nothing in Paragraphs 7(a), (b) or (c)
                --------------------
shall be construed, as limiting in any way either Ezenia's or Accord's right to commence an action to enforce or defend its rights under this Settlement Agreement.

     (d) Notice.  Neither Ezenia nor Accord will commence or cause to be
         ------
commenced any suit or litigation against the other based upon claims asserting infringement, invalidity, or unenforceability of any United States or foreign patent without providing the other party sixty (60) days' prior written notice of its intention to commence suit or litigation. During the 60-day notice period, and any mutually agreeable extensions thereof, Ezenia and Accord agree to exercise their best efforts to negotiate an amicable resolution of any such claims. Ezenia and Accord agree that during the 60-day notice period, and any mutually agreeable extensions thereof, the party accused of infringement shall not commence a declaratory judgment action with respect to the patent that is subject of the notice, until after the earlier of (i) an action alleging infringement of the patent is commenced or (ii) ninety days from the date of the notice. Further, Ezenia and Accord agree that the 60-day period, and any mutually agreeable extensions, shall not be asserted against the party asserting infringement as a basis for any estoppel, waiver or laches defense, and shall not be construed as prejudicial to subsequent efforts by either party to pursue preliminary relief in the event negotiations do not result in an amicable resolution. The rights granted in this paragraph 7(d) are non-transferable and personal to Accord and Ezenia.

     8.  Breach.
         ------

     In the event that Accord shall have defaulted in any of its payment obligations hereunder, Ezenia may give Accord written notice of such default, and Accord shall cure such default within thirty (30) days from the date of receipt of such notice. In the event Accord fails to cure such default within thirty (30) days from receipt of notice provided hereunder, all payments provided by Paragraph 2 not yet paid shall immediately become due and payable.

Miscellaneous
-------------

     9. This Settlement Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     10. The invalidity or unenforceability of any provision of this Settlement Agreement shall not affect the validity or enforceability of any other provision.

     11. Ezenia and Accord have had all desired counsel, legal and otherwise, in entering into this Settlement Agreement, and do so in accordance with their own free acts and deeds.

     12. Any and all notices, consents or demands permitted or required to be made or given under this Settlement Agreement shall be in writing, signed by the individual giving such notice, consent, or demand and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party at its address set forth below:

     If to Ezenia:
               Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Att'n:  Merriann M. Panarella, Esq.

               and

               Ezenia! Inc.
               63 Third Avenue
               Burlington, MA  01803
               Att'n:  Mr. Stephen G. Bassett

     If to Accord:
               Troutman Sanders LLP
               Suite 5200
               Bank of America Plaza
               600 Peachtree Street, N.E.
               Atlanta, GA  30308
               Att'n:  Douglas D. Salyers, Esq.

               and

               Accord Networks, Inc.
               9040 Roswell Road
               Suite 450
               Atlanta, GA  30350
               Att'n:  Mr. Adam Vexler

     13. Unless otherwise set forth herein, the provisions of this Settlement Agreement including all Exhibits hereto shall be binding on, and inure to the benefit of, the respective permitted successors and assigns or partial assigns hereto and, in any event, shall continue to be binding upon the parties.

     14. Each party warrants and represents that it has not heretofore assigned, transferred, hypothecated, or purported to assign, transfer, or hypothecate to any person or entity not a party hereto, the whole or any part or portion of its claims or rights which constitute matters released or discharged pursuant to this Settlement Agreement.

     15. The parties to this Settlement Agreement intend that it take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     16. This Settlement Agreement may be executed in separate counterparts, each of which shall be considered an original but all of which shall constitute one agreement, and signatures may be exchanged via facsimile.

     17. Neither party shall be responsible to the other for any failure or delay in performing this Settlement Agreement if such failure is due to war, riot, strike, fire, sabotage, flood, or other natural disaster, accident, or other similar cause, or acts of any government outside the control of the affected party, provided that such party provides the other with prompt written notice of such condition and resumes its performance as soon as possible, but in no event in more than ninety (90) days.

     IN WITNESS WHEREOF, each of the parties has caused two original copies of this Agreement to be executed on its behalf by its duly authorized officer as of the day and year aforesaid.

EZENIA! INC.                            ACCORD NETWORKS, INC.


By:  /s/ Stephen G. Barrett             By:  /s/ Jules DeVigne
     ----------------------                  -----------------
     Duly Authorized                         Duly Authorized


                                        ACCORD NETWORKS LTD.


                                        By:  /s/ Jules DeVigne
                                             -----------------
                                             Duly Authorized

                                   EXHIBIT A


                          UNITED STATES DISTRICT COURT
                           DISTRICT OF MASSACHUSETTS


------------------------------
EZENIA! INC.,

        Plaintiff,

     v.                                 Civil Action No. 98-12381-JLT

ACCORD NETWORKS, INC. and
 ACCORD NETWORKS LTD.,

       Defendants.
------------------------------


                             AGREEMENT FOR JUDGMENT
                             ----------------------

     This cause coming before the Court on the Joint Motion for Entry of Agreement for Judgment of the plaintiff, Ezenia! Inc., ("Ezenia"), and the defendants, Accord Networks, Inc. and Accord Networks Ltd. ("Accord"), final judgment is entered as follows:

     IT IS HEREBY ADJUDGED AND DECREED:

     1. This Court has jurisdiction over the parties and the subject matter pursuant to 35 U.S.C. (S) 1338.

     2. Ezenia is the owner of United States Patent Nos. 5,600,646 (the "646 patent"), 5,838,664 (the "664 patent"), 5,886,734 (the "734 patent"), and
5,990,933 (the "933 patent").

     3.  The '646, '664, '734 and '933 patents are valid and enforceable.

     4. The claims and defenses in the Fourth Amendment Complaint, Answer and Counterclaim are dismissed with prejudice; the parties shall bear their own costs of this action, and all rights of appeal are waived.


                                        /s/
                                        ----------------------------
                                        United States District Judge

Dated:____________, 2000

     The parties hereby agree to entry of the foregoing Judgment as a final judgment in this action.

EZENIA! INC.                            ACCORD NETWOKS, INC. and
                                        ACCORD NETWORKS LTD.

By its attorneys,                       By their attorneys,


/s/ Merriann M. Panarella               /s/ Douglas D. Salyers
-------------------------               ------------------------------
William F. Lee (BBO #291960)            Douglas D. Salyers
Merriann M. Panarella (BBO #388280)     Troutman Sanders LLP
Hale and Dorr LLP                       Suite 5200, Bank of America Plaza
60 State Street                         600 Peachtree Street, N.E.
Boston, MA  02109                       Atlanta, GA  30308
(617) 526-6000                          (404) 885-3000

                                        OF COUNSEL:

                                        Joseph D. Steinfield (BBO #478680)
                                        Bruce E. Falby (BBO #544143)
                                        Hill & Barlow
                                        One International Place
                                        Boston, MA  02110
                                        (617) 428-3000

                                   EXHIBIT B


                                    RELEASE
                                    -------

     KNOW ALL MEN BY THESE PRESENTS that Ezenia! Inc. ("Ezenia!"), a Delaware corporation with its principal place of business at 63 Third Avenue, Burlington, Massachusetts 01803, for good and valuable consideration paid by Accord Networks, Inc., a Georgia corporation having its principal place of business at 9040 Roswell Road, Suite 450, Atlanta, Georgia 30350 and Accord Networks Ltd., an Israeli corporation having its principal place of business at 94 Derech Em Hamoshavot, Petach-Tikva 49130, Israel (collectively, "Accord"), the receipt and sufficiency of which is hereby acknowledged, hash remised, released, and forever discharged and does hereby and forever discharge Accord and its respective agents, employees, officers, directors, successors, assigns, heirs, executors and administrators, in their capacities as such, of and from all claims, debts, demands, actions, causes of action, suits, dues, sum and sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, controversies, agreements, premises, doings, omissions, variances, damages, extents, executions, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, claimed or unclaimed, asserted or unasserted, direct or indirect, derivative or otherwise, including but not limited to those which arise out of the subject matter alleged in a certain civil action commenced in the United States District Court for the District of Massachusetts entitled Ezenia! Inc. v.
                                                                 ---------------
Accord Networks, Inc. and Accord Networks Ltd., Civil Action No. 98-12381-JLT,
----------------------------------------------
which Ezenia! now has or ever had against Accord, from the beginning of the world to this date, provided that nothing herein shall constitute a release of the Settlement Agreement entered on this date.


     IN WITNESS WHEREOF, Ezenia! has hereunto set its hand and seal effective this sixteenth day of June, 2000.

Signed And Sealed                       EZENIA! INC.
in the presence of:

/s/ Merriann M. Panarella               By:  /s/ Stephen G. Barrett
-------------------------                    ----------------------
                                             Duly Authorized

                                   EXHIBIT C


                                    RELEASE
                                    -------

     KNOW ALL MEN BY THESE PRESENTS that Accord Networks, Inc., a Georgia corporation having its principal place of business at 9040 Roswell Road, Suite 450, Atlanta, Georgia 30350 and Accord Networks Ltd., an Israeli corporation having its principal place of business at 94 Derech Em Hamoshavot, Petach-Tikva 49130, Israel (collectively, "Accord"), for good and valuable consideration paid by Ezenia! Inc. ("Ezenia!"), a Delaware corporation with its principal place of business at 63 Third Avenue, Burlington, Massachusetts 01803, the receipt and sufficiency of which is hereby acknowledged, has remised, released and forever discharged and does hereby and forever discharge Ezenia! and its respective agents, employees, officers, directors, successors, assigns, heirs, executors and administrators, in their capacities as such, of and from all claims, debts, demands, actions, causes of actions, suits, dues, sum and sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, controversies, agreements, premises, doings, omissions, variances, damages, extents, executions, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, claimed or unclaimed, asserted or unasserted, direct or indirect, derivative or otherwise, including but not limited to those which arise out of the subject matter alleged in a certain civil action commenced in the United States District Court for the District of Massachusetts entitled Ezenia! Inc. v.
                                                                 ---------------
Accord Networks, Inc. and Accord Networks Ltd., Civil Action No. 98-12381-JLT,
----------------------------------------------
which Accord now has or ever had against Ezenia!, from the beginning of the world to this date, provided that nothing herein shall constitute a release of the Settlement Agreement entered on this date.


     IN WITNESS WHEREOF, Accord has hereunto set its hand and seal effective this sixteenth day of June, 2000.


Signed And Sealed                       ACCORD NETWORKS, INC.
in the presence of:


                                        By:  /s/ Jules DeVigne
-------------------                          -----------------
                                             Duly authorized


Signed And Sealed                       ACCORD NETWORKS LTD
in the presence of:


                                        By:  /s/ Jules DeVigne
-------------------                          -----------------
                                             Duly authorized

                                   EXHIBIT D


                        STIPULATION AND PROTECTIVE ORDER
                        --------------------------------

                          UNITED STATES DISTRICT COURT
                           DISTRICT OF MASSACHUSETTS


--------------------------------------
                                      )
VIDEOSERVER, INC.,                    )
                                      )
                Plaintiff,            )
                                      )
      v.                              )    Civil Action No.
                                      )    98-12381-JLT
ACCORD TELECOMMUNICATIONS,            )
INC., f/k/a ACCORD VIDEO              )
TELECOMMUNICATIONS, INC.              )
                                      )
                Defendant.            )
                                      )
--------------------------------------

                        STIPULATION AND PROTECTIVE ORDER
                        --------------------------------

     Plaintiff VideoServer, Inc. ("VideoServer") and defendant Accord Telecommunications, Inc., f/k/a Accord Video Telecommunications, Inc. ("Accord") stipulate, pursuant to Rule 26(c) of the Federal Rules of Civil Procedure, that the following Protective Order may be entered by the Court:

     1.  Introduction and Scope.

     This Stipulation and Protective Order ("Protective Order") shall govern any designated record of information produced in this action, including all designated deposition testimony, all designated testimony taken at a hearing or other proceeding, interrogatory answers, documents and other discovery materials, whether produced informally or in response to interrogatories, requests for admissions, requests for production of documents or other formal method of discovery. This Protective Order shall also govern any designated record of information produced in this action pursuant to required disclosures under any federal procedural rule or Local Rule, and any supplementary disclosures thereto. This Protective Order shall apply to the categories of information listed in this paragraph in any related actions between the parties filed in this Court subsequent to the present action.

     2.  Designation.

     Each party shall have the right to designate as confidential and subject to this Protective Order any information, document or portion of any document produced by it in this litigation which contains trade secrets or other sensitive, confidential, or proprietary technical, business or financial information. This designation shall be made by stamping each page of the document containing confidential information (or, if the document is an electronic document, by stamping each printed page of such document and/or the media upon which the electronic document is recorded) with the legend CONFIDENTIAL prior to its production. If the document is inadvertently produced without such legend, the designation shall be made by promptly furnishing written notice to the receiving party that the information or document shall be CONFIDENTIAL under this Protective Order. With respect to all materials provided for inspection by a party's counsel, designation by stamping or labeling as CONFIDENTIAL need not be made until copies of the materials are requested after inspection and selection by counsel. Making documents and things available for inspection shall not constitute a waiver of any claim of confidentiality, and all materials provided for inspection by a party's counsel shall be treated as though designated as CONFIDENTIAL at the time of the inspection.

     3.  Limit On Use And Disclosure Of Designated Information.

     Each party and all persons bound by the terms of this Protective Order shall use any information or document governed by this Protective Order only for the purpose of prosecution or defense of this action. No party or other person shall disclose or release to any person not qualified under this Protective Order any information or document governed by this Protective

Order for any purpose, or to any person qualified under this Protective Order for any purpose other than the prosecution or defense of this action. It is, however, understood that counsel for a party may give advice and opinions to his or her client based on his or her evaluation of information designated as CONFIDENTIAL produced by the opposing party provided that such rendering of advice and opinions shall not reveal the content of such information except by prior written agreement with opposing counsel. The attorneys of record for the parties and other persons receiving information governed by this Protective Order shall exercise reasonable care to insure that the information and documents governed by this Protective Order are (i) used only for the purposes specified herein, and (ii) disclosed only to authorized persons.

     4.  Confidential Material.

     CONFIDENTIAL documents and information shall be disclosed by the recipient thereof only to (a) the attorneys and counsel of record for the parties to this action who are not employees of the parties, foreign counsel associated with such attorneys and who are providing assistance in this matter, and their authorized secretarial and legal assistance staff, (b) the Court, Court reporters, and Court personnel as provided in Paragraph 12, (c) non-technical consultant experts retained by the parties or their attorneys for purposes of this litigation pursuant to paragraph 6 below, who are not employees of the parties and who first agree to be bound by this Protective Order; (d) technical consultant experts retained by the parties or their attorneys for purposes of this litigation pursuant to paragraph 6 below, who are not employees of the parties and who first agree to be bound by this Protective Order, (e) no more than one designated in-house attorney of each of the parties including his or her authorized secretarial and legal assistance staff; (f) computer forensics experts retained by the parties who first agree to be bound by this Protective Order, (g) jury consultants retained by the parties who first agree to be bound by this Protective Order, and (h) graphics and design-services consultants retained by the parties who first agree to be bound by this Protective Order.
No documents or information designated as CONFIDENTIAL shall be disclosed to any person other than the foregoing except by written stipulation of the parties or by further Order of the Court.

     5.  Redaction.

     Counsel for a party producing documents may mask ("redact") material deemed exempt from discovery because of the attorney-client privilege or work product immunity afforded by Fed. R. Civ. P. 26(b), or irrelevant to the subject matter of this action and not reasonably calculated to lead to the discovery of admissible evidence, and may thus produce documents for inspection either in a masked or unmasked form. However, any document from which material is masked must identify in the masked area that masking or redaction has occurred. The reason for any such masking must be stated either on the document itself or in a privilege log which accompanies the produced documents. Counsel for the party receiving production of any document from which material has been masked for reasons other than privilege or immunity shall have the right on request to inspect the redacted material in the original document in the most convenient manner available to the parties. In the event of any dispute as to the propriety of the redaction, the party objecting to the redaction may submit the issue to the Court for review pursuant to the terms of Paragraph 15.

     6.  Identification Of Experts.

     If any party desires to give, show, make available, or communicate documents or information designated as CONFIDENTIAL to any expert consultant pursuant to paragraph 4(c) or 4(d) above, it must first identify in writing the expert consultants to whom it intends to give or disclose such documents or information to the attorneys for the other parties, who shall have ten (10) business days from receipt of such notice to object to disclosure to any of the experts so identified. Such identification shall include, at least, the full name and professional address and/or affiliation of the proposed expert, a statement of the expert's qualifications, and an up-to-date curriculum vitae of the expert identifying at least all other present and prior employments or consultancies of the expert in the field. The parties shall attempt to resolve any objections informally. If the objections cannot be resolved informally, the party seeking to disclose the CONFIDENTIAL information to the expert may move the court for an Order allowing the disclosure, in which case the party objecting to the disclosure of CONFIDENTIAL information shall have the burden of showing why that disclosure should not be permitted. In the event objections are made and not resolved informally, disclosure of CONFIDENTIAL documents and information to the expert shall not be made except by Order of the Court. The party objecting to disclosure of CONFIDENTIAL information to an expert or consultant to whom objection has been made may (but is not required to) move the Court for relief.

     7.  Agreement Of Confidentiality.

     In no event shall any material designated as CONFIDENTIAL be disclosed to any person, other than the Court, Court reporters, and Court personnel, or attorneys for the parties and their authorized secretarial and legal assistant staffs, until such person has executed a written Confidentiality Undertaking acknowledging and agreeing to be bound by the terms of this Protective Order in the form set forth in Exhibit A hereto. Except for consultants pursuant to paragraphs 4(f), 4(g) and 4(h), copies of such Confidentiality Undertakings shall be promptly served on the producing party.

     8.  Related Documents.

     Documents and information designated as CONFIDENTIAL shall include (a) all copies, extracts and complete or partial summaries prepared from such documents or information; (b) portions of deposition transcripts and exhibits thereto which contain or reflect the content of any such documents, copies, extracts, or summaries; (c) portions of briefs, memoranda or any other writing filed with the Court and exhibits thereto which contain or reflect the content of any such documents, copies, extracts, or summaries; (d) deposition testimony designated in accordance with paragraph 9 below; and (e) testimony taken at a hearing or other proceeding that is designated in accordance with paragraph 10 below.

     9.  Designation Of Deposition Transcripts.

     Deposition transcripts, or portions thereof, may be designated as CONFIDENTIAL either (1) at the time of such deposition, in which case the transcript of the designated testimony shall be bound in a separate volume and marked by the reporter as CONFIDENTIAL, or (2) within thirty (30) days following receipt of the deposition transcript by providing written notice to the reporter and all counsel of record, in which case all counsel receiving such notice shall mark the copies or portions of the designated transcript in their possession or under their control as CONFIDENTIAL. All deposition transcripts not previously designated shall be deemed to be, and shall be treated as, CONFIDENTIAL for a period of thirty (30) days after receipt of the transcript, and the transcript shall not be disclosed by a non-designating party to persons other than those persons named or approved according to paragraph 4 herein to review documents or materials designated CONFIDENTIAL on behalf of that non-designating party. The designating party shall have the right to exclude all persons from a deposition before the taking of testimony which the designating party designates as subject to this Protective Order other than those persons: (1) previously qualified to receive CONFIDENTIAL information pursuant to paragraph 4, above, and (2) who have executed a Confidentiality Undertaking in the form of Exhibit A hereto as required by paragraph 7, above.

     10.  Designation Of Hearing Testimony Or Argument.

     With respect to testimony elicited during hearings or other proceedings, whenever counsel for any party deems that any question or line of questioning calls for the disclosure of CONFIDENTIAL information, counsel may designate on the record prior to such disclosure that the disclosure is CONFIDENTIAL. Whenever matter designated as CONFIDENTIAL is to be discussed in a hearing or other proceeding, any party claiming such confidentiality may have excluded from the room any person who is not entitled under this Order to receive information designated as CONFIDENTIAL.

     11.  Disclosure To Author Or Recipient.

     Notwithstanding any other provisions of this Order, nothing herein shall prohibit counsel for a party from disclosing a document designated as CONFIDENTIAL to any person whom the document clearly identifies as an author, addressee, or recipient of such document; and regardless of such designation pursuant to this Protective Order, if a document or testimony makes reference to the actual or alleged conduct or statements of a person who is a potential witness, counsel may discuss such conduct or statements with such person without revealing any portion of the document or testimony other than that which specifically refers to such conduct or statement, and such discussion shall not constitute disclosure in violation of this Protective Order.

     12.  Designation Of Documents Under Seal.

     Any information or documents designated as CONFIDENTIAL, if filed with the Court, shall be filed with a Motion to Impound pursuant to Rule 7.2 of the Local Rules of the District of Massachusetts. The clerk of this Court is to maintain such information under seal and make it available only to the Court and to persons authorized by the terms of this Protective Order unless the Court denies the Motion to Impound, in which case the clerk will permit a party to retrieve the information prior to it being placed in the public file. The party filing any party which reflects, contains or includes any information or document subject to this Protective Order shall file such paper in a sealed envelope, or other appropriately sealed container, which indicates the title of the action, the party filing the materials, the nature of the materials filed, and the legend CONFIDENTIAL. At the conclusion of this case, any materials filed with the Court under seal shall be kept under seal or be returned to the party filing it for disposition as provided for in paragraph 20 below.

     13.  Confidentiality Of Party's Own Documents.

     No person may use or disclose, in public or private, any information or documents of another party designated as CONFIDENTIAL except as provided for in this Protective Order, but nothing herein shall affect the right of the designating party to disclose to its consultants or experts information or documents designated by it as CONFIDENTIAL. Such disclosure shall not waive the protections of this Protective Order and shall not entitle other parties or their attorneys to disclose such information or documents in violation of it.

     14.  Preparation.

     No party (or person designated by a party pursuant to paragraph 4 above) shall use any material designated by the other party hereunder as CONFIDENTIAL, or information derived from such information, for purposes other than this litigation, including without limitation for purposes of preparing, filing or prosecuting any patent application, continuation or divisional patent application, reissue patent application or reexamination patent application. Any party may mark any material designated hereunder as CONFIDENTIAL as an exhibit to a deposition, hearing, or other proceeding and examine any witness thereon qualified under the terms of this Protective Order to have access to such designated material, provided (i) the qualified witness previously has executed or stated under oath to be bound by a Confidentiality Undertaking in the form annexed hereto, and
(ii) the exhibit and related transcript pages are treated as CONFIDENTIAL.

     15.  Other Protections; Challenge To Confidentiality Designation.

     This Protective Order shall not preclude any party from seeking and obtaining, on an appropriate showing, such additional protection with respect to the confidentiality of documents or other discovery material as that party may consider appropriate. Nor shall any party be precluded from (1) claiming that any matter designated CONFIDENTIAL hereunder is not entitled to the protections of this Protective Order, (2) applying to the Court for an Order permitting the disclosure or use of information or documents otherwise prohibited by this Protective Order, or (3) applying for a further Order modifying this Protective Order in any respect. No party shall be obligated to challenge the propriety of any confidentiality designation and failure to do so shall not preclude a subsequent challenge to the propriety of such designation. On any motion challenging the designation of any document or other record or information as CONFIDENTIAL, the burden of justifying the designation shall lie with the designating party. If a party (i) seeks declassification or removal of particular items designated as CONFIDENTIAL from this Protective Order on the ground that such confidentiality is not necessary to protect the interests of the party furnishing the document, information or other thing, or (ii) challenges the propriety of a redaction as provided in paragraph 5 above, the following procedure shall be utilized:

           a. The party seeking such relief shall give counsel of record for the other party written notice thereof by facsimile, with confirmation by mail, specifying the document, information or other thing as to which such removal is sought and the reasons for the request;

           b. If, after conferring, the parties cannot reach agreement concerning the matter within five (5) business days after the delivery by facsimile of the notice, then the party requesting the declassification or removal of particular items designated as CONFIDENTIAL from this Protective Order may file and serve a motion for a further Order of this Court directing that the document, information or other thing shall be so removed. Any such motion shall be set forth the earliest possible date on the Court's calendar, and shall not be continued without the consent of all parties.

     16.  Prior Or Public Knowledge.

     This Protective Order shall not apply to information that was, is, or becomes public knowledge not in violation of this Protective Order, or that is legitimately and independently acquired from a source not subject to this Protective Order.

     17.  Limitation of Protective Order.

     This Protective Order is not intended to fully address discovery objections to produce, answer, or respond on the grounds of attorney-client privilege or work product immunity, nor to preclude either party from seeking further relief or protective orders from the Court as may be appropriate under the Federal Rules of Civil Procedure.

     18.  Inadvertent Disclosure Of Work Product Or Privileged Information:
          Procedure And Waiver.

     Inadvertent production of documents subject to work product immunity or the attorney-client privilege shall not constitute a waiver of the immunity or privilege, provided that the producing party shall promptly notify the receiving party in writing of such inadvertent production after the producing party learns of such inadvertent production. If prompt notification is made and the producing party establishes the circumstances surrounding the document's inadvertent production, such inadvertently produced document and all copies thereof shall be returned to the producing party or destroyed, upon request. No use shall be made of such documents during deposition or at trial, nor shall they be shown to anyone who was not given access to them prior to the request to return or destroy them. If, after conferring, the parties are unable to reach a satisfactory agreement within five (5) business days of receipt of the request to return or destroy them, the producing party may move the Court regarding the matter within ten (10) business days after the non-producing party first received notification of the belated claim of immunity or privilege. The non-producing party shall not disclose the document for which the belated claim of immunity or privilege is being made to any person, other than those persons who have had it in their possession prior to receipt of notification from the producing party, until the expiration of this ten (10) day period or, if a motion to the Court is submitted, until disposition of that petition. Following expiration of the ten (10) day period, nothing in this Protective Order shall preclude either party from moving the Court for return or destruction of later disclosed, inadvertently produced work product immunity or attorney-client privileged documents.

     19.  Non-Party Material.

     The terms of this Protective Order are applicable to CONFIDENTIAL information submitted by a non-party, and such information produced by a non-party in connection with this litigation shall be protected by the remedies and relief provided by this Protective Order.

     20.  Return Of Designated Information.

     Upon final termination of this action, unless otherwise agreed to in writing by an attorney of record for the designating party, each party shall assemble and return all material designated as CONFIDENTIAL, including all copies, extracts and summaries thereof, to the party from whom the designated material was obtained, except that any documents or copies which contain or constitute, or which reflect, attorney's work product or attorney-client privileged communications may be retained by counsel or destroyed rather than returned. Additionally, outside counsel for the parties may retain for their files correspondence, notes, pleadings, briefs and exhibits, deposition transcripts and exhibits, and work product materials that contain material designated as CONFIDENTIAL. Outside counsel shall continue to be subject to the terms of this Protective Order with regard to any such retained CONFIDENTIAL material.

     21.  Waiver Or Termination of Order.

     No part of the restrictions imposed by this Protective Order may be waived or terminated, except by the written stipulation executed by counsel of record for each designating party, or by an Order of the Court for good cause shown. The restrictions provided for herein shall not terminate upon the conclusion of this lawsuit, but shall continue until further Order of this Court.

     22.  Modification Of Order.

     This Stipulation and Protective Order may be modified, and any matter related to it may be resolved, by written stipulation of the parties without further Order of the Court.

     23.  Term.

     This Protective Order shall remain in effect up to, but not including, the time of trial. At that time, the parties contemplate the agreement to and entry of a Protective Order to govern the use and disclosure of CONFIDENTIAL material at trial.

     24.  Paragraph Captions.

     The title captions for each paragraph of this Protective Order are for convenience only and are not intended to affect or alter the text of the paragraphs or the substance of the Order.

VIDEOSERVER, INC.                       ACCORD TELECOMMUNICATIONS, INC.
                                        f/k/a ACCORD VIDEO
                                        TELECOMMUNICATIONS, INC.
By its attorneys,                       By its attorneys,


William F. Lee (BBO #291960)            Douglas D. Salyers
Wayne L. Stoner (BBO #548015)           Lisa M. Arent
Merriann M. Panarella (BBO #388280)     TROUTMAN SANDERS LLP
HALE AND DORR LLP                       Suite 5200 - NationsBank Plaza
60 State Street                         600 Peachtree Street, N.E.
Boston, MA  02109                       Atlanta, GA  30308-2216
(617) 526-6000                          (404) 885-3000

                                        OF COUNSEL:

                                        Joseph D. Steinfield (BBO #478680)
                                        Bruce E. Falby (BBO # 544143)
                                        HILL & BARLOW
                                        One International Place
                                        Boston, MA  02110
                                        (617) 428-3000


     SO ORDERED, this ____ day of __________________, 1999.



                                        Joseph L. Tauro
                                        Chief Judge, District of Massachusetts

                                   EXHIBIT A

                          UNITED STATES DISTRICT COURT
                           DISTRICT OF MASSACHUSETTS


--------------------------------------------
                                            )
VIDEOSERVER, INC.,                          )
                                            )
                Plaintiff,                  )
                                            )
      v.                                    )    Civil Action No.
                                            )    98-12381-JLT
ACCORD TELECOMMUNICATIONS,                  )
INC., f/k/a ACCORD VIDEO                    )
TELECOMMUNICATIONS, INC.                    )
                                            )
                Defendant.                  )
                                            )
-------------------------------------------

                          CONFIDENTIALITY UNDERTAKING
                          ---------------------------

     I certify that I have read the Stipulation and Protective Order in the above-captioned case and that I understand the terms of the Order. I recognize that I am bound by the terms of that Order, and I agree to comply with those terms. I hereby consent to the personal jurisdiction of the United States District Court, District of Massachusetts, for any proceedings involving the enforcement of that Order.

     EXECUTED this ___ day of _____________, 1999/200__, at ________________.


                                        -------------------------
                                        Name


                                        -------------------------
                                        Affiliation


                                        -------------------------
                                        Business Address


                                        -------------------------

                                   EXHIBIT E


                                 PRESS RELEASE
                                 -------------

     Ezenia! Inc., Accord Networks, Inc. and Accord Networks Ltd. today announced the settlement of a lawsuit pending in the United States District Court for the District of Massachusetts. Under the terms of the written Settlement Agreement, Ezenia! and Accord agreed to dismiss all claims and counterclaims against each other and agreed to exchange mutual releases. As a part of the settlement, Ezenia! has entered into a covenant not to sue Accord for patent infringement of the four patents owned by Ezenia! which were the subject of the lawsuit. Ezenia! and Accord have also agreed that for a 3 year period neither will commence any patent litigation against the other on any other patents. Pursuant to the settlement agreement, Accord has agreed to pay Ezenia! $6,500,000.